For Immediate Release


November 1, 1996


Contact:          Frank L. Pattillo
                           Chief Financial Officer
                           (919) 977-8341
                           fpattillo@centura.com



CENTURA COMPLETES ACQUISITION OF TECHNOLOGY LEASING COMPANY


         ROCKY MOUNT, N.C. -- Centura Banks Inc. (NYSE:CBC) today completed its acquisition of CLG Inc., a privately owned company that specializes in leasing computer and technology equipment to companies throughout the United States. Based in Raleigh, N.C., CLG also has offices in Charlotte and Wilmington, N.C., Columbus, Ga., and Dallas, Texas.

         With assets of $6.0 billion, Centura provides a complete line of banking, investment, insurance and trust services to individuals and businesses throughout North Carolina. It provides services through 170 traditional and supermarket financial centers, more than 230 ATMs at financial centers, Wal-Mart and Sam's stores, its Centura Highway telephone banking center, Quicken and Microsoft Money, the leading personal finance software packages, and America Online, the world's largest provider of online services.

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         More information about Centura is available on the World Wide Web at
http://www.centura.com.